UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2016 (June 30, 2016)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2016, Genco Shipping & Trading Limited (the “Company”) and certain of its subsidiaries entered into two agreements with ABN AMRO Capital USA LLC  (“ABN AMRO”) in connection with the Loan Agreement dated  October 8, 2014 (as amended) among Baltic Hornet Limited as Borrower, ABN AMRO as Agent, and the other parties thereto and the Loan Agreement dated  October 8, 2014 (as amended) among Baltic Wasp Limited as Borrower, ABN AMRO as Agent, and the other parties thereto (the “2014 Term Loan Facilities”).  Under the agreements, the Company’s compliance with the collateral maintenance covenant in the 2014 Term Loan Facilities was waived through September 30, 2016, subject to conditions similar to those in the amendment to the Commitment Letter described in the Company’s Current Report on Form 8-K filed on June 30, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: July 1, 2016

/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer